UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Hyzon Motors Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11\

Letter to Our Stockholders Dear Fellow Stockholders,

On behalf of Hyzon Motors’ Board of Directors, you are cordially invited to attend the 2022 Annual Meeting of Stockholders of Hyzon Motors, which is to be held at 9:00 AM, Eastern Time, on June 6, 2022. All stockholders must register for this virtual meeting at www.proxydocs.com/HYZN, and upon registration, will receive a unique URL by email that they can use to gain access to the meeting.

2021 was a momentous year for Hyzon. In late July, Hyzon made its debut on the NASDAQ exchange under the ticker HYZN, and in 2021, we delivered 87 fuel-cell powered heavy duty vehicles under commercial sales agreements. These shipments exceeded our forecast of 85 fuel-cell vehicle deliveries. Hyzon has continued to build momentum towards our goal of driving rapid decarbonization of commercial transport around the world.

We are a technology-driven company making hydrogen viable by leveraging our leadership position in core fuel cell technology and crafting hydrogen ecosystems through partnership models. Over the course of this past year, Hyzon has established its global footprint on four continents and invested in our production facilities to meet an increasing demand for our hydrogen fuel cell technology in commercial vehicles and beyond. The world is gradually learning about the attractiveness of fuel cell heavy vehicles in terms of performance and driver satisfaction, in addition to the more obvious carbon emission and local air quality benefits.

Our largest vehicle assembly facility, operated by Hyzon Motors Europe BV, opened in March 2021 and has the capacity to build up to 500 trucks per year on a single shift, and up to 1,000 trucks on dual shifts. We have recently been commissioning our membrane electrode assembly (“MEA”) production facility outside Chicago, Illinois, where we will soon begin producing automotive-grade proton exchange membrane (“PEM”) fuel cells, manufactured in the USA, to serve Hyzon global operations.

Hyzon’s momentum continues in 2022. We are advancing our strategy and accepting customer orders in Europe and Australia / New Zealand; meanwhile we have started validation trials in the United States, with substantial growth enabled via our hydrogen ecosystem investments and partnerships. In the first quarter of 2022, we deployed our first FCEV trial in North America, announced the first-ever hydrogen-powered refuse collection truck in the UK, booked the first commercial order of a heavy-duty FCEV in Sweden, to name just a few of our accomplishments. Hyzon also joined the rapidly expanding list of companies globally that have signed The Climate Pledge to make the necessary changes to our business and ESG factors to meet the Paris Agreement and become “net Zero” by 2040 — 10 years earlier than foreshadowed in the Paris Agreement.

Hydrogen is today attracting enormous attention in the race to decarbonize our entire global economy. Fuel cell technology and hydrogen are intertwined in the future energy and mobility systems. Hydrogen offers an incredible opportunity for a fairer, more equitable energy system with superior energy independence and energy resilience than the fossil fuel systems of today. Hyzon unlocks the potential of hydrogen.

This is only the beginning. We have a great deal to look forward to in 2022 and beyond. We could not have accomplished any of this without our committed employees and partners, and you, our stockholders. We look forward to sharing our successes with you in the years to come. Thank you for your continued support of Hyzon Motors as we work toward decarbonizing global transportation and accelerating the energy transition.

Sincerely,

Craig Knight

Craig Knight

Chief Executive Officer

April 27, 2022

Notice of the 2022 Annual Meeting of Stockholders

To Our Stockholders:

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of Hyzon Motors Inc., a Delaware corporation (“we,” “us,” “our,” “Hyzon” or: “Hyzon Motors” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company.

Our Annual Meeting of Stockholders of the Company will be held virtually at 9:00 AM Eastern Time on June 6, 2022, and any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to stockholders on or about April 27, 2022.

Questions and Answers About the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

Our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners at the close of business on April 11, 2022, which is the record date for the Annual Meeting (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or telephone as early as possible to avoid processing delays and ensure their votes are counted.

What items of business will be addressed at the Annual Meeting?

Two proposals will be voted on at the Annual Meeting:

•   The election of two directors to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

•   The ratification of the appointment KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Additionally, the Annual Meeting will consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Stockholders of record at the close of business on April 11, 2022 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Your vote is very important and it is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail. Please review the instructions on pages 2 and 3 of the attached Proxy Statement regarding your voting options.

By Order of the Board of Directors,

/s/ John Zavoli

John Zavoli

Secretary, General Counsel and Chief Legal Officer

Proxy Statement

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of Hyzon Motors Inc., a Delaware corporation (“we,” “us,” “our,” “Hyzon” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually on Wednesday, June 6, 2022 at 9:00 AM Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to stockholders on or about April 27, 2022, as we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. The Notice directs stockholders to a website where they can access our proxy materials, including our proxy statement and our Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. The Company will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to the beneficial owners of shares held in their names.

Shares that are properly voted online or by telephone or for which proxy cards are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in such proxies. Where no instructions are given, shares will be voted “FOR” the election of each of the named nominees for director (Proposal 1) and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2).

A stockholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by affirmatively electing to vote at the meeting or by delivering to John Zavoli, Secretary, Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472, either an instrument of revocation or an executed proxy bearing a later date.

Questions and Answers About the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

Our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone. In accordance with the rules of the SEC we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners at the close of business on April 11, 2022, which is the record date for the Annual Meeting (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or telephone as early as possible to avoid processing delays and ensure their votes are counted.

What items of business will be addressed at the Annual Meeting?

Two proposals will be voted on at the Annual Meeting:

•	The election of two directors to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

•	The ratification of the appointment KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Additionally, the Annual Meeting will consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Hyzon Motors 2022 Proxy Statement    |    1

What are the Board’s recommendations?

Our Board recommends that you vote:

•	The election “FOR ALL” of the director nominees; and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on the Record Date, April 11, 2022 , may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, for ten days prior to the Annual Meeting at our offices located at 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. Please contact our Secretary by telephone at (502) 352-7578 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available for examination during the Annual Meeting using the control number included in your proxy materials.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered, with respect to those shares, the stockholder of record. The Notice has been sent directly to you by us.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

How do I vote?

You may vote using any of the following methods:

By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their broker, bank or nominee. Please check the voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

By Telephone — Stockholders of record may submit proxies by following the telephone voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their broker, bank or nominee. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible.

By Mail — If you would like to receive a paper copy of the proxy card, you must request one. Stockholders of record may submit paper proxies by completing, signing and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be

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voted on your behalf “FOR ALL” nominees in Proposal 1, “FOR” Proposal 2. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their broker, bank or other nominee.

At the Virtual Meeting — Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.proxydocs.com/HYZN and using the control number included on your proxy materials. If you have already voted previously by Internet or telephone, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone or mail prior to the meeting so that your vote will be counted if you later decide not to attend or vote at the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by Internet or telephone, you may change your vote or revoke your proxy with a later Internet or telephone proxy, as the case may be. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker, bank or nominee and present it to Continental at least two weeks in advance of the Annual Meeting. Please consult the voting instructions or contact your broker, bank or nominee.

How are votes counted?

For Proposal 1, the election of directors, you may vote “FOR” the nominees or your vote may be “WITHHELD” with respect to any or all of the nominees. “WITHHELD” votes will not affect the outcome.

For Proposal 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” An abstention has the same effect as a vote “AGAINST” these proposals. If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors (the election “FOR ALL” of the nominees to the board of directors and “FOR” the ratification of the appointment of KPMG LLP).

What vote is required to approve each item?

For Proposal 1, the election of directors, the two nominees receiving the most affirmative “FOR” votes will be elected.

Proposal 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, requires the affirmative “FOR” vote of the holders of a majority of the voting power present or represented by proxy at the Annual Meeting and entitled to vote on the question.

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under the rules of the NASDAQ National Market (“NASDAQ”), such as the ratification of the appointment of our independent auditors, and therefore, broker non-votes are not expected to exist with respect to this proposal. Proposal 1, the election of the two nominee directors, is considered a “non-routine” item for which brokers and nominees do not have discretionary power to vote and, therefore, broker non-votes may exist with respect to the “non-routine” proposal. Proposal 2, ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, is considered a “routine” item for which brokers and nominees do have discretionary voting power. In tabulating the voting result for any particular proposal, shares that

Hyzon Motors 2022 Proxy Statement    |    3

constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single nominee.

What constitutes a quorum?

The holders of a majority of the voting power of the common stock issued and outstanding and entitled to vote on the Record Date, present or represented by proxy at the Annual Meeting, shall constitute a quorum. As of the close of business on the Record Date, there were 247,885,561 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?

We have adopted a procedure which has been approved by the SEC for mailing our proxy materials called “householding”. Under this procedure, service providers who deliver our communications to stockholders may deliver a single copy of our Annual Report, Proxy Statement or Notice to multiple stockholders who share the same last name and address, unless we receive contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. We have undertaken householding to reduce paper waste, printing costs and postage fees, and we encourage you to participate.

If you prefer to receive multiple copies of our proxy materials at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to John Zavoli, Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472 or call (800) 723-0356. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner.

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank, or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.

Why are we holding a virtual Annual Meeting?

We believe that the virtual meeting format will expand stockholder access and participation, and help to address some stockholders’ concerns about traveling due to the COVID-19 pandemic. You will not be able to attend the Annual Meeting in person.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting via live audio webcast by visiting www.proxydocs.com/HYZN. To participate in, vote or ask questions at the Annual Meeting, you will also need the control number, which is included in your proxy materials. The Annual Meeting will begin promptly at 9:00 AM Eastern Time on Monday, June 6, 2022. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately fifteen minutes prior to the state of the Annual Meeting on Monday, June 6, 2022.

If you wish to submit a question during the Annual Meeting, you may log into the Annual Meeting using your control number and enter and submit your question. We will answer questions that comply with our meeting rules of conduct, subject to time constraints.

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What if I have technical difficulties accessing or participating in the virtual Annual Meeting?

We will have technicians ready to assist you with technical difficulties you may have in accessing the virtual Annual Meeting, voting at the Annual Meeting, or submitting questions at the Annual Meeting. After registering to attend the virtual Annual Meeting, you will receive an instructional email which will provide an email address and phone number to connect with these technicians

What is the mailing address of our principal executive office?

The mailing address of our principal executive office is Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472.

IMPORTANT

Please promptly vote by Internet or telephone, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Annual Meeting.

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Proposal 1 — Election of Directors

Director Nominees

Our amended and restated bylaws (“Bylaws”) provide that our board of directors shall consist of such number of directors as the Board may from time to time determine. Our Board currently consists of nine directors. The authorized number of directors may be changed by resolution of our Board. Each director shall serve a term of three years. Vacancies on our Board can be filled by resolution of our Board.

Nominees for Class I Directors. Two candidates have been nominated for election as Class I directors at the 2022 Annual Meeting for a three-year term or until their successors are duly elected and qualified, and each has indicated to us that he or she will be able to serve. Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Elaine Wong and Dennis Edwards for re-election as Class I directors.

The term of Mark Gordon’s current Class I directorship will end at the 2022 Annual Meeting, and Mr. Gordon will not stand for re-election. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by the Board, taking into account any recommendations of the Nominating and Corporate Governance Committee, to fill such vacancy.

The Board, upon the recommendation of the Nominating and Governance Committee, has nominated Elaine Wong and Dennis Edwards as Class I directors. The names of the proposed director nominees, their respective ages, and other biographical information as of the Annual Meeting, are set forth below. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the Nominating and Corporate Governance Committee to the conclusion that he or she should continue to serve as a director follows each nominee’s biography.

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Biographies

Director; Lead Independent Director Director since July 2021 Committee Memberships: Chair, Nominating & Governance Committee; Member, Audit Committee	Elaine Wong Age 46

Biograhical Information

Ms. Wong has served as a member of the Board since July 2021 and is the Lead Independent Director. Ms. Wong is a co-founder and a partner of H+ Partners, which was formed in 2021 to make private equity investments in companies that accelerate decarbonization, with a particular emphasis on companies in the hydrogen ecosystem. Prior to that, she co-founded Hydrogen Capital Partners in 2019 and co-founded HAO Capital, a China-focused Growth Equity Fund in June 2006. Ms. Wong worked at The Carlyle Group as an Associate in Washington, DC from July 1999 to August 2001 and as a Senior Associate in Hong Kong from June 2003 to June 2006. From August 1997 to July 1999, Ms. Wong worked as an Analyst at Arthur D. Little’s chemicals practice in Cambridge, MA.

We believe Ms. Wong is qualified to serve on the Board due to her over 20 years’ business experience in the private equity sector, her knowledge of the hydrogen energy economy, and her experience serving on the boards of numerous companies that have gone on to become publicly listed companies.

Qualifications

Ms. Wong holds an M.B.A. from Stanford Graduate School of Business and a B.S. (Chemical Engineering) from MIT.

Director Director since July 2021 Committee Memberships: Member, Nominating & Governance Committee; Compensation Committee	Dennis Edwards Age 50

Biograhical Information

Mr. Edwards has served as a member of the Board since July 2021. Mr. Edwards has been the President of Detroit Chassis, an assembler of rolling strip chassis, since November 2017 and has deep leadership experience overseeing global operations, program and launch management for major auto suppliers such as Lear Corporation, Advanced Engineered Products and Dura Automotive Regional plant responsibilities throughout Southeast Asia at Lear. From September 2015 to October 2017, Mr. Edwards served as Vice President of Program Management and Process Engineering at Dura Automotive Systems LLC, an automotive supplier. Prior to that, Mr. Edwards served as Vice President of Operations of Advanced Engineered Products from May 2013 to August 2015, and as Vice President of Operations of Lear Corporation from 1996 to 2012.

We believe Mr. Edwards is qualified to serve on the Board due to his extensive executive and senior management experience in the automotive industry, and his proficiencies in lean manufacturing, process engineering, capital/tooling acquisition, manufacturing, supply chain management and plant management.

Qualifications

Mr. Edwards holds an M.B.A. (Management) from Georgia State University and a B.A. degree from Oregon State University.

✓	The Board Recommends a Vote “FOR” the Election of Elaine Wong and “FOR” Dennis Edwards.

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Corporate Governance

Executive Officers and Directors

Our directors and executive officers, and their respective ages, are as follows. All directors serve a three-year term.

Name	Age	Position
Executive Officers
George Gu	51	Executive Chairman
Craig Knight	53	Director and Chief Executive Officer
Samuel Chong(4)	48	Chief Financial Officer
Shinichi Hirano	62	Chief Technology Officer
John Zavoli	62	General Counsel & Chief Legal Officer
Parker Meeks	40	Chief Strategy Officer
Pat Griffin	57	President of Vehicle Operations
JiaJia Wu	41	Chief Accounting Officer
Non-Employee Directors
Erik Anderson(2)	62	Director
Ivy Brown(1)	58	Director
Dennis Edwards(2)(3)	50	Director
Mark Gordon(5)	51	Director
Viktor Meng(2)(3)	46	Director
Ki Deok (KD) Park(1)	52	Director
Elaine Wong(1)(3)	46	Director; Lead Independent Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Mr. Chong was appointed as Chief Financial Officer effective April 12, 2022.

(5)	Mr. Gordon served as Hyzon’s Chief Financial Officer until Mr. Chong’s appointment on April 12, 2022. Mr. Gordon is not standing for re-election as Director at the 2022 Annual Meeting.

Executive Officers

George Gu. Mr. Gu has served as Executive Chairman and a member of the Board since August 2020. Prior to that, Mr. Gu served as Chief Executive Officer of Hyzon from January 2020, when he co-founded the company, until August 2020. Mr. Gu co-founded Horizon, a leading international fuel cell producer, in 2003 and has served as Horizon’s Chairman since August 2019. Prior to that, Mr. Gu served as Horizon’s Chief Executive Officer from the company’s formation until August 2019. Mr. Gu served as the Chairman of Horizon Educational Group, an affiliate of Horizon focused on fuel cell education, from August 2019 to February 2021. From June 1999 to October 2003, Mr. Gu was the Digital Ventures Manager at Eastman Chemical Company, a specialty materials company primarily in the chemical industry, where he was responsible for clean technology and e-commerce. Mr. Gu holds an M.B.A. from the University of North Carolina (Chapel Hill) and a B.S. degree in Finance from Fudan University.

We believe Mr. Gu is qualified to serve on the Board due to his operational experience as Hyzon’s Executive Chairman and as a member of Legacy Hyzon’s board of directors, his historical knowledge of Hyzon and its strategic objectives as one of its co-founders, business leadership experience in the hydrogen mobility sector and his experience serving on the board of directors of a hydrogen-focused company.

Craig Knight. Mr. Knight has served as Hyzon’s Chief Executive Officer and as a member of the Board since August 2020. From January 2020 when Mr. Knight co-founded Hyzon until August 2020, Mr. Knight served as its Chief Commercial Officer. Mr. Knight served as Chief Executive Officer of Horizon from September 2019 to August 2020, and as Horizon’s Chief Commercial Officer from August 2006 to September 2019. Mr. Knight has been the Managing Director of Hymas, an affiliate of Hyzon since its formation in May 2018. Mr. Knight holds an M.B.A. and a B.S. degree in Chemistry and Pure Mathematics from the University of Sydney.

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We believe Mr. Knight is qualified to serve on the Board due to his operational experience as Hyzon’s Chief Executive Officer and a member of Legacy Hyzon’s board of directors, his historical knowledge of Hyzon and its strategic objectives as one of its co-founders, and extensive business leadership and professional experience in the hydrogen mobility and chemical sectors.

Samuel Chong. Mr. Chong has served as Chief Financial Officer of Hyzon since April 2022. From 2021 to 2022, Mr. Chong served as the Treasurer and Head of Investor Relations for Fluence Energy, Inc., a leading global provider of grid scale energy storage products and services and artificial intelligence (AI)-enabled digital applications for renewables and storage. From 2018 to 2021, Mr. Chong served as Treasurer of Gogo Inc., the world’s largest provider of broadband connectivity services for the business aviation market. Previous to that, Mr. Chong was engaged in investment banking and proprietary investments at domestic and international financial institutions, including QInvest LLC, SunTrust Equity Partners and Bear Stearns. He holds an M.B.A. from the University of Chicago Booth School of Business and a BA in Economics from the University of Chicago.

Shinichi Hirano. Mr. Hirano has served as Hyzon’s Chief Technology Officer since September 2021 and joined Hyzon in May 2021. He is a 30-year veteran of the automotive fuel cell technology field. Mr. Hirano most recently spent 17-years in leadership at the Ford Motor Company, including the Ford-Daimler fuel cell alliance and USDRIVE/USCAR Fuel Cell teams in the partnership with the US Department of Energy. Prior to the Ford Motor Company, Mr. Hirano served in various research roles spanning 9 years at the Mazda Motor Corporation. Mr. Hirano holds 25 U.S. patents in the automotive hydrogen fuel cell and battery space. He has published 15 papers for scholarly journals, provided numerous lectures, plenary talks and professional presentations at universities and international conferences. He has also served as a guest scientist at Texas A&M University, Center for Electrochemical System and Hydrogen Research, in pursuit of fuel cell catalyst and MEA research. Mr. Hirano holds an Electrical Engineering degree from the Science University of Tokyo.

John Zavoli. Mr. Zavoli has served as General Counsel and Chief Legal Officer of Hyzon since February 2021. From March 2020 to February 2021, Mr. Zavoli served as General Counsel, and from January 2020 to March 2020, as Assistant General Counsel, of Karma Automotive, an electric vehicle manufacturer and alternative energy mobility company. From January 2017 to May 2019, Mr. Zavoli served as Senior Vice President and Senior Corporate Counsel of Conduent Inc., a software company (formerly, Xerox Business Services) focused on delivering mission-critical services and solutions on behalf of businesses and governments. Prior to that, Mr. Zavoli served as Senior Vice President and Senior Corporate Counsel in the Law Department of Xerox Corporation, a print and digital document products and services provider, from August 2014 to January 2017, where he supported the StrataCare business unit and other Xerox services businesses. Prior to that, Mr. Zavoli served as Chief Financial Officer and General Counsel of StrataCare, LLC from December 2007 to August 2014, when StrataCare, LLC was acquired by Xerox Corporation and eventually spun off into Conduent Inc. Mr. Zavoli holds an LL.M. from Boston University School of Law, a J.D. from University of Illinois Chicago Law School, and B.S. degree in Accounting from the University of Illinois Chicago.

Parker Meeks. Mr. Meeks has served as Chief Strategy Officer of Hyzon since June 2021. From November 2018 to January 2021, Mr. Meeks served as President, Infrastructure Sector for TRC Companies, a design and construction management business in transportation, renewable energy and water resources end markets. Prior to that, from February 2012 to October 2018, Mr. Meeks served as Partner of McKinsey & Company, a global management consulting services company that Mr. Meeks joined in July 2005. Mr. Meeks served as the Managing Partner of McKinsey & Company’s Houston office from June 2013 to June 2016. Mr. Meeks holds an M.B.A degree in Finance from William Marsh Rice University and a B.S. degree in Electrical Engineering from Columbia University.

Pat Griffin. Mr. Griffin has served as President of Vehicle Operations of Hyzon since October 2021. Prior to joining Hyzon, Mr. Griffin served as CEO of Crane Carrier Corporation from 2020 to 2021. From 2019 to 2020, Mr. Griffin served as President of Light Duty Truck & EV Solutions for Fontaine Modification, a startup business for the Marmon Group. Prior to these roles, Mr. Griffin served as President of Marmon-Herrington from 2015 to 2019 for the Marmon Group (a Berkshire-Hathaway company). Mr. Griffin holds an M.A. degree in Organizational Management from Tusculum University, and a B.S degree in Welding Engineering from The Ohio State University. Additionally, he is a Six-Sigma Black Belt with 7 patent awards to his name.

JiaJia Wu. Ms. Wu has served as Chief Accounting Officer and Principal Accounting Officer of Hyzon since September 2021. From October 2017 to August 2021, Ms. Wu served as Global Director, Technical and Cost Accounting and Financial Reporting for UL, LLC., a global safety science company providing testing, inspection and certification, training, advisory and risk management services, decision-making tools and intelligence in more than 100 countries. From April 2008 to September 2017, Ms. Wu served as Senior Manager, and previously as Manager and Senior Auditor, with EY, a global firm providing assurance, consulting, strategy and transactions, and tax services. Ms. Wu holds a BBA in Accounting and MS in Education from Marshall University, and a BA in English Education from Soochow University in Suzhou, Jiangsu, China.

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Non-Employee Directors

Erik Anderson. Mr. Anderson has served as a member of the Board since July 2021. Mr. Anderson served as DCRB’s Chief Executive Officer from September 2020 until July 2021 and as a member of the DCRB board of directors from October 2020 until July 2021. Mr. Anderson has served as the chief executive officer of Decarbonization Plus Acquisition Corporation III since February 11, 2021, and a member of its board of directors since March 2021. Mr. Anderson has served as the chief executive officer of Decarbonization Plus Acquisition Corporation II since January 2021 and a member of its board of directors since February 2021. Mr. Anderson founded WRG, a collaboration of leading investment firms providing integrated capital solutions to the global innovation economy, in 2002 and has served as chief executive officer of WRG since its inception. In 2018, Mr. Anderson became executive chairman of Singularity University, a company that offers executive educational programs, a business incubator and innovation consultancy service. Mr. Anderson is also the executive chairman of Topgolf Entertainment Group, a global sports and entertainment company. Mr. Anderson has received numerous honors, including the Ernst & Young Entrepreneur of the Year Award. In 2018 and 2017, Mr. Anderson was honored by Goldman Sachs as one of their Top 100 Most Intriguing Entrepreneurs. In 2019 and 2018, Mr. Anderson was ranked by Golf Inc. as the No. 3 most powerful person in the golf industry after being ranked No. 8 in 2017. Mr. Anderson is Vice-Chairman of ONEHOPE, a cause-centric consumer brand and technology company, and is the founder of America’s Foundation for Chess, currently serving 160,000 children in the United States with its First Move curriculum. Mr. Anderson serves on the Board of Play Magnus, an interactive chess app. In 2019, Mr. Anderson became a member of the board of Pro.com, a leader in the home improvement experience industry. His investment experience includes being partner at Frazier Healthcare Partners, chief executive officer of Matthew G Norton Co. and vice president at Goldman, Sachs & Co. Mr. Anderson was recognized early in his career as one of the top “40 under 40” young achievers and emerging leaders by Seattle’s Puget Sound Business Journal. Mr. Anderson holds a master’s and bachelor’s degree in Industrial Engineering from Stanford University and a bachelor’s degree (Cum Laude) in Management Engineering from Claremont McKenna College.

We believe Mr. Anderson is qualified to serve on the Board due to his experience serving as DCRB’s Chief Executive Officer and member of the DCRB board of directors, and his financial, investing and management expertise.

Ivy Brown. Ms. Ivy Brown has served as a member of the Board since July 2021. Ms. Brown was the President of United Parcel Service Northeast from April 2013 to January 2020. Ms. Brown’s career at UPS spanned 32 years, including positions as Package Division Manager from July 2006 to April 2013 and Director of Sales from August 2000 to July 2006. She has been a member of the board of directors of The Chef’s Warehouse (NASDAQ: CHEF), a specialty foods distributor, since November 2020. Ms. Brown holds an M.B.A. (Information Technology) from Golden Gate University and a B.A. degree (Industrial Engineering) from Southern Illinois University.

We believe Ms. Brown is qualified to serve on the Board based on her extensive executive and professional experience in the transportation and logistics industries and experience as a director of a public company.

Dennis Edwards. Mr. Edwards has served as a member of the Board since July 2021. Mr. Edwards has been the President of Detroit Chassis, an assembler of rolling strip chassis, since November 2017 and has deep leadership experience overseeing global operations, program and launch management for major auto suppliers such as Lear Corporation, Advanced Engineered Products and Dura Automotive Regional plant responsibilities throughout Southeast Asia at Lear. From September 2015 to October 2017, Mr. Edwards served as Vice President of Program Management and Process Engineering at Dura Automotive Systems LLC, an automotive supplier. Prior to that, Mr. Edwards served as Vice President of Operations of Advanced Engineered Products from May 2013 to August 2015, and as Vice President of Operations of Lear Corporation from 1996 to 2012. Mr. Edwards holds an M.B.A. (Management) from Georgia State University and a B.A. degree from Oregon State University.

We believe Mr. Edwards is qualified to serve on the Board due to his extensive executive and senior management experience in the automotive industry, and his proficiencies in lean manufacturing, process engineering, capital/tooling acquisition, manufacturing, supply chain management and plant management.

Mark Gordon. Mr. Gordon has served as a member of the Board since July 2021. Mr. Gordon had previously served as the Company’s Chief Financial Officer from August 2020 until April 2022. Mr. Gordon has served as the Chief Investment Officer and Managing Partner of Ascent Funds, an energy transition investment platform since January 2018. From October 2015 to January 2018, Mr. Gordon served as a senior portfolio manager at Janus Henderson, a leading global active asset manager, and its predecessor, where he managed the Alphagen Energy Funds. From December 2012 to December 2014, Mr. Gordon worked as a senior analyst at Paulson & Co, Inc., an investment management firm, where he was responsible for the energy sector. Prior to his tenure at Paulson, Mr. Gordon was a portfolio manager at Soros Fund Management, an investment management firm, from April 2009 to March 2012, where he ran an energy and natural resources fund.

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Mr. Gordon was a Managing Director of Goldman Sachs Asset Management from December 2007 to January 2009, and previously worked as a portfolio manager from September 2004 to January 2009. Prior to that, he worked as a research analyst from September 2000 to August 2004. Mr. Gordon holds an M.B.A. (honors) from the University of Chicago with concentrations in Analytic Finance and Economics, an M.A. degree from Stanford University and a B.A. degree from Brown University (honors). Mr. Gordon is a CFA charter holder. Mr. Gordon is not standing for re-election at the 2022 Annual Shareholder Meeting.

Viktor Meng. Mr. Meng has served as a member of the Board since August 2020. Mr. Meng has served as the Managing Director of Bscope Ltd., part of the Piëch-Nordhoff family office, which is focused on the management and execution of the long term strategic and sustainability interests of the Piëch-Nordhoff family, since March 2012 and Bscope Pte Ltd since 2017. One of the family office’s investment vehicles holds shares in Horizon Fuel Cell Technologies Pte. Ltd. Prior to co-founding Bscope, Mr. Meng prepared the entry of Porsche Holding GmbH, Europe’s largest automobile distribution and retailing company at the time, into the rapidly growing Chinese market as an independent consultant from 2002 to 2003. Mr. Meng worked as a Consultant at Haarmann Hemmelrath in Shanghai from 2001 to 2002 and at United Management Technologies in New York and London from 1999 to 2001, advising on corporate efficiency and alignment. Mr. Meng holds a B.S. summa cum laude in Business Administration from the State University of New York at Stony Brook and an MSc. in Management from the London School of Economics.

We believe Mr. Meng is qualified to serve on the Board due to his expertise gained from serving as a member of Legacy Hyzon’s board of directors, and his nearly two decades of experience in global direct and venture investment.

Ki Deok (KD) Park. Mr. Park has served as a member of the Board since July 2021. Mr. Park has served as an Executive Managing Director of Korea Zinc Co., Ltd. since January 2020 and has over 28 years of experience with the company in strategy and planning. From January 2015 to December 2019, Mr. Park served as Managing Director of Strategies and Planning, after he served as Director for the same division from 2011 to 2014. Prior to that, Mr. Park was the Chief Financial Officer of Sun Metals Corporation Pty Ltd (Korea Zinc Australian Operations) from 2008 to 2010 and a member of the board of directors of Sun Metals Holding Ltd (Korea Zin Australian Holding Company) from 2006 to 2010. Mr. Park holds a B.A. in Economics from Busan National University in Korea.

We believe Mr. Park is qualified to serve on the Board based on his experience as an executive of a publicly traded company and because of his knowledge of strategy development in the non-ferrous metal industry, for use in steel, automobiles, electronics and construction materials.

Elaine Wong. Ms. Wong has served as a member of the Board since July 2021 and is the Lead Independent Director. Ms. Wong is the co-founder and a partner of Hydrogen Capital Partners, which was formed in October 2019 to support the new hydrogen energy economy’s rapid growth, in which hydrogen is used as an emission free new energy source or fuel. Prior to co-founding Hydrogen Capital Partners, Ms. Wong co-founded HAO Capital in June 2006, a China-focused Growth Equity Fund that invests in healthcare, environmental technologies, FinTech and consumer companies. Ms. Wong worked at The Carlyle Group as an Associate in Washington, DC from July 1999 to August 2001 and as a Senior Associate in Hong Kong from June 2003 to June 2006. Prior to that, from August 1997 to July 1999, Ms. Wong worked as an Analyst at Arthur D. Little’s chemicals practice in Cambridge, MA. Ms. Wong holds an M.B.A. from Stanford Graduate School of Business and a B.S. (Chemical Engineering) from MIT.

We believe Ms. Wong is qualified to serve on the Board due to her over 20 years’ business experience in the private equity sector, her knowledge of the hydrogen energy economy and her experience serving on the boards of numerous companies that have gone on to become publicly listed companies.

Director Independence; Controlled Company Exemption

The Board determined that each of the directors other than George Gu, Craig Knight and Mark Gordon (who is not standing for re-election at the 2022 Annual Meeting) qualifies as an independent director of the board or directors, as defined under the NASDAQ listing rules, and the board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and NASDAQ listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and NASDAQ relating to the membership, qualifications, and operations of the Audit Committee, as discussed below.

The NASDAQ rules have objective tests and a subjective test for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if:

•	The director is, or at any time during the past three years was, an employee of the company;

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•

The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for Board or Board committee service);

•	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

The director or a family member of the director is a partner in, a controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenue for that year, or $200,000, whichever was greater (subject to certain exclusions);

•

The director or a family member of the director is employed as an executive officer of an entity for which at any time during the past three years any of the executive officers of the company served on the compensation committee of such other entity; or

•

The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC and NASDAQ, as no member of the Audit Committee accepts directly or indirectly any consulting, advisory, or other compensatory fee from the company other than their director compensation, or otherwise has an affiliate relationship with the company. Similarly, the members of the Compensation Committee each qualify as independent under SEC and NASDAQ standards. Under these standards, the Board considered that none of the members of the Compensation Committee accept directly or indirectly any consulting, advisory, or other compensatory fee from the company other than their director compensation, and that none have any affiliate relationships with the company or other relationships that would impair the director’s judgment as a member of the Compensation Committee.

Hymas and its affiliates control a majority of the voting power of the Class A Common Stock. As a result, we are a “controlled company” under NASDAQ rules. As a controlled company, we may elect not to comply with certain NASDAQ corporate governance requirements, including those that would require:

•	the Board to have a majority of independent directors;

•	that Hyzon establish a compensation committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that Hyzon have independent director oversight of Hyzon’s director nominations.

While we do not currently rely on any of these exemptions (including with respect to the requirement for a majority of independent directors), we will be entitled to do so for as long as we are considered a “controlled company,” and to the extent we rely on one or more of these exemptions, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements.

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Board Diversity

The table below provides certain statistics related to the composition of our Board’s members and nominees as of March 23, 2022. Each of the categories listed in the table below has the meaning as set forth in NASDAQ Rule 5605(f).

Total Number of Directors	9*
Gender Identity	Female	Male	Non-binary	Did not Disclose Gender
Directors	2	7
Demographic background:
African American or Black	1	1
Alaskan Native or American Indian
Asian	1	3
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

*

Mr. Gordon’s term ends as of the 2022 Annual Meeting, and he will not be standing for re-election. If each director nominee is elected to the Board, after the 2022 Annual Meeting, 5 of 6, or 83.3%, of our independent directors, and 6 of 8, or 75%, of our full Board would identify as gender, racially, ethnically and/or nationality diverse, and 2 of 8, or 25%, of our full Board would identify as female.

Board of Directors Meetings

Our Board held 7 meetings during 2021. Each director who served on the Board in 2021 attended at least 75% of the aggregate meetings held by the Board and the committees, if any, on which such director serves. We do not have a policy requiring attendance of our directors at our Annual Meeting of Stockholders.

The independent directors meet in an executive session in connection with each regularly scheduled board meeting, during which the independent directors have the opportunity to discuss management performance. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Our board of directors welcomes questions or comments about the Company and our operations. If a stockholder wishes to communicate with our Board of Directors, including our independent directors, they may send their communication in writing to: Secretary, Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder, and all material communications will be forwarded to the appropriate director or directors, or committee of the Board of Directors based on the subject matter.

Certain Relationships and Related Transactions

DCRB Founder Shares

On September 12, 2017, Decarbonization Plus Acquisition Corporation (“DCRB”) issued an aggregate of 11,500,000 shares of DCRB Class B Common Stock (the “DCRB Founder Shares”) to its sponsor, Decarbonization Plus Acquisition Sponsor, LLC (the “Sponsor”), for a capital contribution of $25,000, or approximately $0.002 per share. In September and October 2020, DCRB’s Sponsor returned to DCRB, at no cost, an aggregate of 5,750,000 DCRB Founder Shares, which DCRB cancelled. The number of DCRB Founder Shares issued was determined based on the expectation that such DCRB Founder Shares would represent 20% of the outstanding shares upon completion of DCRB’s initial public offering. In October 2020, DCRB’s Sponsor transferred an aggregate of 1,042,198 DCRB Founder Shares to DCRB’s independent directors and WRG DCRB Investors, LLC (“WRG”) at their original purchase price. In November 2020, DCRB’s Sponsor transferred an additional 22,130 DCRB Founder Shares to one of DCRB’s independent directors. In December 2020, DCRB’s Sponsor and WRG forfeited an aggregate of 106,875 DCRB Founder Shares in connection with the underwriters’ partial exercise of their over-allotment option resulting in DCRB’s initial stockholders holding an aggregate of 5,643,125 DCRB Founder Shares. On the Closing Date, each share of DCRB’s Class B Common Stock, which represented the DCRB Founder Shares, converted into one share of Class A Common Stock, resulting in the issuance of 5,643,125 shares of Class A Common Stock in the aggregate.

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DCRB Founder Warrant Agreement

Concurrently with the consummation of the business combination with DCRB (the “Business Combination”) and the execution and delivery of the Business Combination Agreement and Plan of Reorganization, dated as of February 8, 2021 (the “Business Combination Agreement”), DCRB, DCRB’s Sponsor, WRG and DCRB’s independent directors (the “DCRB Founders Warrant Parties”) entered into an agreement pursuant to which they agreed that:

•

The DCRB Founders Warrant Parties shall not, with respect to an aggregate of 4,885,875 private placement warrants (or shares of Class A Common Stock issued upon exercise of private placement warrants), (a)(i) sell or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, (ii) agree to dispose of, directly or indirectly, or (iii) establish or increase a “put equivalent position” or liquidation with respect to or decrease of a “call equivalent position” within the meaning of Section 16 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder with respect to, in each case (i), (ii) and (iii), any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b), until the earlier of (i) one year after the Closing and (ii) subsequent to the Closing, (x) the date on which the last sale price of the Class A Common Stock quoted on NASDAQ (or the exchange on which the shares of DCRB Class A Common Stock are then listed) equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) the date on which DCRB completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in the holders of DCRB Class A Common Stock having the right to exchange their shares of Class A Common Stock for cash, securities or other property;

•

Upon and subject to the Closing, an aggregate of 814,313 private placement warrants (the “$12.00 Warrants”) became subject to potential forfeiture, and each DCRB Founders Warrant Party agreed not to exercise such $12.00 Warrants, unless and until a $12.00 Triggering Event (as defined below) occurs. Prior to the occurrence of a $12.00 Triggering Event, each DCRB Founders Warrant Party shall not Transfer any of the $12.00 Warrants. In the event no $12.00 Triggering Event occurs during the five-year period commencing on the one-year anniversary of the Closing (the “Earnout Period”), the $12.00 Warrants shall immediately be forfeited to Hyzon for no consideration as a contribution to the capital of Hyzon and immediately cancelled. “$12.00 Triggering Event” means the occurrence of a date on which the last reported sales price of one share of Class A Common Stock quoted on NASDAQ (or the exchange on which the shares of Class A Common Stock are then listed) is greater than or equal to $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period within the Earnout Period; provided, that, if, during the Earnout Period, there is a change of control pursuant to which the holders of Class A Common Stock have the right to receive consideration implying a value of Class A Common Stock (as determined in good faith by the Board) of (i) less than $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $12.00 Warrants shall immediately be forfeited to us for no consideration and immediately cancelled; or (ii) greater than or equal to $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $12.00 Triggering Event shall be deemed to have occurred.

•

Upon and subject to the Closing, an aggregate of 814,312 private placement warrants (the “$14.00 Warrants”) became subject to potential forfeiture, and each DCRB Founders Warrant Party agreed not to exercise such $14.00 Warrants, unless and until a $14.00 Triggering Event (as defined below) occurs. Prior to the occurrence of a $14.00 Triggering Event, each DCRB Founders Warrant Party shall not transfer any of the $14.00 Warrants. In the event no $14.00 Triggering Event occurs during the Earnout Period, the $14.00 Warrants shall immediately be forfeited to Hyzon for no consideration as a contribution to the capital of Hyzon and immediately cancelled. “$14.00 Triggering Event” means the occurrence of a date on which the last reported sales price of one share of Class A Common Stock quoted on NASDAQ (or the exchange on which the shares of Class A Common Stock are then listed) is greater than or equal to $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period within the Earnout Period; provided, that, if, during the Earnout Period, there is a change of control pursuant to which the holders of Class A Common Stock have the right to receive consideration implying a value of Class A Common Stock (as determined in good faith by the Board) (i) less than $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $14.00 Warrants shall immediately be forfeited to us for no consideration and immediately cancelled; or (ii) of greater than or equal to $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $14.00 Triggering Event shall be deemed to have occurred.

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Private Placement Warrants

DCRB’s Sponsor, certain of DCRB’s independent directors consisting of Dr. Jennifer Aaker, Jane Kearns, Jim McDermott, Jeffrey Tepper and Michael Warren and WRG purchased an aggregate of 6,000,000 private placement warrants for a purchase price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of DCRB’s initial public offering. On November 12, 2020, DCRB completed a private placement with its Sponsor and WRG for an additional 514,500 warrants at a price of $1.00 per warrant, generating gross proceeds of approximately $514,500. As such, the interest of DCRB’s Sponsor, certain of DCRB’s independent directors and WRG in this transaction is valued at approximately $6,514,500.

In connection with the Closing, an additional 1,500,000 private placement warrants were also issued to the DCRB Sponsor, see Related Party Loans and Advances, below.

Each private placement warrant entitles the holder to purchase one share of our Class A Common Stock at $11.50 per share.

Administrative Support Agreement

On October 19, 2020, DCRB entered into an administrative support agreement with an affiliate of its Sponsor, pursuant to which DCRB paid an affiliate of its Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon consummation of the Business Combination, DCRB ceased paying these monthly fees.

DCRB’s Sponsor, officers and directors, or any of their respective affiliates, have been reimbursed for any out-of-pocket expenses incurred in connection with activities on DCRB’s behalf. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on DCRB’s behalf.

Related Party Loans and Advances

DCRB’s liquidity needs up to its initial public offering were satisfied through receipt of a $25,000 capital contribution from DCRB’s Sponsor in exchange for the issuance of DCRB Founder Shares to DCRB’s Sponsor and a loan from DCRB’s Sponsor for an aggregate amount of $300,000 to cover organizational expenses and expenses related to the initial public offering pursuant to a promissory note. On September 13, 2017, DCRB drew down $300,000 on this promissory note. DCRB repaid this promissory note in full to its Sponsor on October 21, 2020. Subsequent to the consummation of its initial public offering, DCRB’s liquidity needs had been satisfied through the net proceeds of approximately $2.0 million from the private placement held outside of the Trust Account.

In addition to the promissory note, DCRB’s Sponsor paid certain costs related to DCRB’s formation and offering. Costs in the amount of $219,022 were forgiven by the Sponsor in December 2019 and were recorded within additional paid-in capital. As of October 22, 2020, DCRB owed its Sponsor $135,941 for additional offering costs, which were subsequently paid back in November 2020.

As of October 22, 2020, the Sponsor and WRG advanced $600,000 to DCRB to cover the purchase of additional private placement warrants if the over-allotment were to be exercised in full. As of October 22, 2020, advances amounting to $600,000 were outstanding. Simultaneously with the closing of the sale of the units from the underwriters’ partial exercise of their over-allotment option, DCRB utilized the advance from its Sponsor and WRG to issue an additional 514,500 private placement warrants at a price of $1.00 per private placement warrant.

On June 28, 2021, DCRB issued an unsecured promissory note (the “Sponsor Note”) in the principal amount of $1,500,000 to the Sponsor. Pursuant to the terms of the Sponsor Note, at the Closing of the Business Combination, the Sponsor converted $1,500,000 principal amount of the Sponsor Note into 1,500,000 private placement warrants.

Registration Rights

The holders of the DCRB Founder Shares and private placement warrants (and any shares of Class A Common Stock issuable upon the exercise of the private placement warrants and upon conversion of the DCRB Founder Shares) are entitled to registration rights pursuant to the IPO Registration Rights Agreement, dated October 19, 2020 (the “IPO Registration Rights Agreement”), requiring us to register such securities for resale (in the case of the DCRB Founder Shares, the shares of Class A Common Stock that the DCRB Founder Shares converted into on the Closing Date). The holders of at least $25 million in value of these securities are entitled to demand that we file a registration statement covering such securities and to require us to effect up to an aggregate of three underwritten offerings of such securities. In

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addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of the Business Combination.

In connection with the Closing, the Company entered into the amended and restated IPO Registration Rights Agreement (the “A&R Registration Rights Agreement”) with certain persons and entities holding securities of DCRB prior to the Closing and certain persons and entities receiving Class A Common Stock in connection with the Business Combination (the “Reg Rights Holders”) to amend and restate the IPO Registration Rights Agreement. Pursuant to the A&R Registration Rights Agreement, we agreed that, within 15 business days after the Closing, we will file a registration statement (the “Initial Registration Statement”) with the SEC (at our sole cost and expense), and we will use our reasonable best efforts to have the Initial Registration Statement become effective as soon as reasonably practicable after the filing thereof. A registration statement on Form S-1 (the “2021 Registration Statement”) satisfying these requirements was filed with the SEC on July 30, 2021, and became effective on July 30, 2021. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings in any 12-month period and will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by us if we fail to satisfy any of our obligations under the A&R Registration Rights Agreement.

Lock-Up Agreements

On February 8, 2021, certain stockholders of Legacy Hyzon, collectively holding 92,775,000 shares of Legacy Hyzon Common Stock or securities convertible into shares of Legacy Hyzon Common Stock as of the date thereof, entered into an agreement with DCRB and Legacy Hyzon (the “Lock-Up Agreement”) pursuant to which they agreed, following the Closing Date subject to certain customary exceptions, not to (a) directly or indirectly sell, assign, encumber, pledge, hypothecate, dispose, loan or otherwise transfer, or enter into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, any shares of Class A Common Stock or any shares of Class A Common Stock issued or issuable upon the exercise of any warrant or other right to acquire shares of such Class A Common Stock beneficially owned or otherwise held by such stockholders or (b) publicly announce any intention to effect any transaction specified in clause (a) for six months following the Closing Date. This lock-up period expired in January 2022, and shares held by the parties to the Lock-Up Agreement are no longer under these contractual restrictions.

Additionally, pursuant to the terms of a letter agreement entered into by the Sponsor and certain executives and directors of DCRB at the time of DCRB’s initial public offering, the DCRB Founder Shares (which converted into shares of Class A Common Stock at the Closing) may not be transferred until the earlier to occur of (a) one year after the Closing or (b) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, the shares of Class A Common Stock into which the DCRB Founder Shares converted will be released from these transfer restrictions.

PIPE Financing

In connection with the execution of the Business Combination Agreement, on February 8, 2021, DCRB entered into separate subscription agreements (the “Subscription Agreements”) with a number of investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and DCRB agreed to sell to the PIPE Investors, an aggregate of 35,500,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $355,000,000, in a private placement. The PIPE Shares do not include the shares of Class A Common Stock converted from the Legacy Hyzon Convertible Notes, pursuant to their terms, at a price of $9.00 per share (based on 90% of the price per PIPE Share) in connection with the PIPE Financing. The purpose of the PIPE Financing was to raise additional capital for use by Hyzon following the Closing.

Pursuant to the Subscription Agreements, DCRB agreed that, within 15 calendar days after the consummation of the Business Combination, DCRB will file a registration statement to register the resale of the PIPE Shares with the SEC (at DCRB’s sole cost and expense), which requirement was satisfied by the 2021 Registration Statement.

Ardour Subscription Agreement

In connection with the execution of the Business Combination Agreement, on February 8, 2021, DCRB, ACP Mgmt Corp., Ardour Capital Investments LLC (“Ardour”) and Hyzon entered into a subscription agreement (the “Ardour Subscription Agreement”), pursuant to which

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ACP Mgmt Corp. agreed, in full satisfaction of Ardour’s right to receive a warrant to purchase shares of Legacy Hyzon Common Stock for its services as a financial advisor to Hyzon, to purchase, and DCRB agreed to sell to ACP Mgmt Corp., such number of warrants exercisable for one share of Class A Common Stock at an exercise price of $2.20 (the “Ardour Warrants”), subject to the terms of the warrant agreement, dated as of July 16, 2021, by and between DCRB and Continental Stock Transfer & Trust Company (the “Ardour Warrant Agreement”), equal to (x) 184,000 multiplied by (y) the Exchange Ratio. On the Closing Date, a total of 326,048 Ardour Warrants were issued to Ardour. Such warrants are governed by and exercisable subject to the terms and conditions of the Ardour Warrant Agreement.

Horizon IP Agreement

In January 2021, Hyzon entered into the Horizon IP Agreement with JS Horizon, part of the Horizon group of Companies, and in September 2021 JS Powertrain was an added party to the agreement. Pursuant to the agreement, the parties convey to each other certain rights in intellectual property relating to Hyzon’s core fuel cell and mobility product technologies under which Hyzon will pay JS Horizon and JS Powertrain a total fixed payment of $10.0 million. As of December 31, 2021, $6.9 million was paid and the remaining $3.1 million was paid February 2022.

Horizon is the beneficial owner of approximately 62.8% of our outstanding Class A Common Stock as of March 11, 2022.

Horizon Supply Agreement

In January 2021, Hyzon entered into the Horizon Supply Agreement with Jiangsu Horizon New Energy Technologies Co. Ltd, a wholly owned subsidiary of Horizon, to supply certain fuel cell components. The Company made a deposit payment to Horizon in the amount of $5.0 million for long lead time components. This payment is included in prepaid expenses as the components have not yet been received as of December 31, 2021. The Company currently relies and expects to rely on Horizon as a single source supplier of hydrogen fuel cell systems until completion of Hyzon hydrogen fuel cell manufacturing facilities.

Holthausen

The Company entered into a joint venture agreement in December 2020 to create Hyzon Europe with Holthausen. As of December 31, 2021, the Company owns 50.5% of the equity interests of Hyzon Europe. On December 31, 2021, the Company signed a non-binding Letter of Intent with Holthausen to purchase an increased equity interest in Hyzon Europe; the Letter of Intent provides that the Company intends to increase its total equity interest to 75% from 50.5%. Concurrent with the signing of this Letter of Intent, Hyzon provided a €1 million refundable deposit to Holthausen approximately $1.1 million in USD. As Hyzon Europe builds out its production facilities, it relies on Holthausen for certain production resources that result in related party transactions. In addition, both companies rely on certain suppliers including Horizon. The Company currently relies and expects to rely on Horizon as a single source supplier of hydrogen fuel cell systems until completion of Hyzon hydrogen fuel cell manufacturing facilities.

In June 2021, the Company transferred inventory purchased from Horizon totaling $1.2 million to Holthausen at cost, and recorded a related party receivable of $1.2 million.

In July 2021, Hyzon Europe assumed certain customer sales contracts from Holthausen with an aggregate value of $5.1 million. As a result of this transaction, the Company recorded contract liabilities of $4.1 million, work-in-process inventory of $3.4 million, and due from Holthausen of $0.7 million.

For the year ended December 31, 2021, the Company paid $0.5 million to two affiliated entities of certain executives of Hyzon Europe for their director services.

As of December 31, 2021, the Company has a net related party receivable in the amount of $0.3 million due from Holthausen.

Related Person Transaction Approval

Our Board has adopted a written Related Person Transaction Policy that sets forth the following policies and procedures for the review and approval or ratification of Related Person Transactions. A “Related Person Transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company is or will be a participant, (ii) the aggregate amount involved will or may reasonably be expected to exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss), and (iii) any Related Party has or will have a direct or indirect material interest. This also includes any material amendment or modification to an existing Related Party Transaction.

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A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or a member of our Board;

•	any record or beneficial owner of more than 5% of any class of the Company’s voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; or

•	any other person who may be a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act.

Pursuant to our Related Person Transaction Policy, prior to entering into a transaction, such transaction should be reviewed by Hyzon’s General Counsel to determine if review of the Audit Committee is required. The Audit Committee shall review all of the relevant facts and circumstances of all Related Party Transactions that require the Committee’s approval and either approve or disapprove of the entry into the Related Party Transaction. The Audit Committee shall take into account, among other factors it deems appropriate, (i) the relevant facts and circumstances of the Related Party Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the Related Party’s interest in the transaction, (iii) whether the transaction contravenes the Company’s Code of Ethics or other policies, (iv) whether the Audit Committee believes the relationship underlying the transaction to be in the best interests of the Company and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of the Board and on his or her eligibility to serve on the Board’s committees.

Board Leadership Structure

According to our Corporate Governance Guidelines, the Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals. At this time, we have chosen to separate the roles of chairman of the board and Chief Executive Officer. Our board of directors believes that separating these roles is the most appropriate structure for Hyzon at this time. Our board of directors believes that separate roles enable the board to monitor the performance of Hyzon more effectively and objectively, the Chief Executive Officer, and our executive officers. By separating these roles, our board of directors believes that Mr. Knight can focus his attention to executing our strategy while Mr. Gu can take responsibility for leading the board and providing technical leadership to the Company’s research and development and product development strategy.

In his role as the chairman, Mr. Gu undertakes several responsibilities with respect to the operations and functioning of our Board. Among these responsibilities are the following: presiding at meetings of our board of directors; presiding over executive sessions of the non-employee directors; facilitating communication between senior management and the independent directors; working with committee chairs to oversee coordinated coverage of board responsibilities; and undertaking such other responsibilities as our Board may assign to him from time to time. Mr. Gu has served as the chairman of the board since August 2020.

Ms. Wong current serves as the Board’s Lead Independent Director. Ms. Wong was selected, pursuant to our Corporate Governance Guidelines, to preside at all meetings of the Board at which the Chairman and CEO is not present; preside at executive sessions of the independent directors; and review and approve meeting agendas, meeting schedules and information sent to the Board.

Role of Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and Hyzon’s Audit Committee has the responsibility to consider and discuss Hyzon’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Hyzon’s Compensation Committee also assesses and monitors whether Hyzon’s compensation plans, policies and programs comply with applicable legal and regulatory requirements, and Hyzon’s Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and monitor the effectiveness of Hyzon’s corporate governance policies and principles.

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Board Committees

The Board established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board adopted a charter for each of these committees, which charters comply with the applicable requirements of NASDAQ rules. We intend to comply with future requirements to the extent they will apply to us. Copies of the charters for each committee are available on the investor relations portion of our website at www.hyzonmotors.com. Each committee has the composition and responsibilities described below.

Audit Committee

Our Audit Committee held 4 meetings in 2021. Our Audit Committee consists of Ivy Brown, KD Park, and Elaine Wong. The Board determined that each of the members of the Audit Committee satisfies the independence requirements of the NASDAQ listing rules and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with NASDAQ audit committee requirements. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

Ivy Brown serves as the chair of the Audit Committee. The Board determined that KD Park qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NASDAQ listing rules. In making this determination, the Board considered KD Park’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The functions of this committee include, among other things:

•

evaluating the performance, independence and qualifications of our independent auditors and determining their compensation and whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing our financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

reviewing the adequacy and effectiveness of our internal control policies and procedures, including the agenda, responsibilities, priorities, plan and staffing of our internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and estimates to be used by us;

•

obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

preparing any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement and reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies and estimates;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and the treatment of any such complaints;

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•

reviewing and approving of any related party transactions that are required to be disclosed under SEC rules that require such approval under our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	conducting and reviewing with the Board an annual self-assessment of the performance of the Audit Committee, and reviewing and assessing the Audit Committee charter at least annually; and

•	reporting to the Board on a regular basis.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. We will seek to comply with future requirements to the extent they become applicable to us.

Compensation Committee

Our Compensation Committee held 5 meetings in 2021. This committee consists of Erik Anderson, Dennis Edwards, and Viktor Meng. Erik Anderson serves as the chair of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfy the independence requirements of NASDAQ. The functions of the committee include, among other things:

•	establishing our general compensation philosophy and, in consultation with management, overseeing the development and implementation of compensation programs;

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•	determining and approving the compensation and other terms of employment of our executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•	making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving such plans or amendments thereto to the extent authorized by the Board;

•	overseeing the activities of the committee or committees administering our retirement and benefit plans;

•	reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to non-employee board members;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans, to the extent such authority is delegated by the Board;

•

reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material agreements for our executive officers;

•

reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is required to be included in any such report or proxy statement;

•	preparing an annual report on executive compensation, to the extent such report is required to be included in our annual proxy statement or Form 10-K;

•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with the Board; and

•

in consultation with management, overseeing regulatory compliance with respect to compensation matters including overseeing our policies on structuring compensation programs to preserve tax deductibility.

The composition and function of the Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NASDAQ rules and regulations. We will seek to comply with future requirements to the extent they become applicable to us.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee held 2 meetings in 2021. This committee consists of Dennis Edwards, Viktor Meng, and Elaine Wong. Elaine Wong serves as the chair of the Nominating and Corporate Governance Committee. The Board has determined that each of the members of our Nominating and Corporate Governance Committee satisfy the independence requirements of NASDAQ. The functions of this committee include, among other things:

•	identifying, reviewing and making recommendations of candidates to serve on the Board;

•	evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;

•	evaluating nominations by stockholders and management of candidates for election to the Board;

•	evaluating the current size, composition and organization of the Board and its committees and making recommendations to the Board for approvals;

•

evaluating the “independence” of directors and director nominees against the independence requirements under the NASDAQ Rules and regulations promulgated by the SEC and such other qualifications as may be established by the Board from time to time and make recommendations to the Board as to the independence of directors and nominees;

•	recommending to the Board directors to serve as members of each committee, as well as candidates to fill vacancies on any committee of the Board;

•	reviewing annually our corporate governance policies and principles and recommending to the Board any changes to such policies and principles;

•	advising and making recommendations to the Board on corporate governance matters; and

•	reviewing annually the Nominating and Corporate Governance Committee charter and recommending any proposed changes to the Board, including undertaking an annual review of its own performance.

The composition and function of the Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NASDAQ rules and regulations. We will seek to comply with future requirements to the extent they become applicable to us.

In evaluating prospective, qualified candidates for a seat on our Board, the committee, consistent with its charter, will consider suggestions by Board members, stockholders, management, and others in accordance with criteria that the Board establishes from time to time. Other criteria that may be considered by the committee in evaluating a Board candidate’s qualifications include, but may not necessarily be limited to, the current composition, size, organization and governance of the Board and its committees, and whether a candidate meets the independence requirements under the NASDAQ Rules and regulations promulgated by the SEC, and such other qualifications as may be established by the Board from time to time.

There have been no changes to the procedures by which holders of our Class A Common Stock may recommend nominees to our Board since the date of the Business Combination.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers that serves as a member of our Board or Compensation Committee.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter limits our directors’ liability to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”) . The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

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•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of Hyzon’s directors will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

Delaware law and the Company’s amended and restated bylaws, provide that the Company will, in certain situations, indemnify directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, the Company entered into separate indemnification agreements with directors and officers. These agreements, among other things, require Hyzon to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of Hyzon’s directors or officers or any other company or enterprise to which the person provides services at Hyzon’s request.

Hyzon maintains a directors’ and officers’ insurance policy pursuant to which Hyzon’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Charter, Hyzon’s amended and restated bylaws, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.hyzonmotors.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered a part of, this Annual Report, and the inclusion of our website address in this Annual Report is an inactive textual reference only. The Nominating and Corporate Governance Committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Insider Trading

Our insider trading policy, available on our website at www.hyzonmotors.com, prohibits our Board members and executive officers from engaging in short sales, buying or selling put options, call options or other derivatives of Hyzon’s securities or engaging in hedging transactions or investing in financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Hyzon’s securities. Our insider trading policy also prohibits our Board members, executive officers, and certain other employees and insiders who may be designated from time to time by Hyzon’s General Counsel from holding Hyzon’s securities in a margin account and from pledging Hyzon’s securities as collateral for a loan. Our policy also restricts “insiders” from trading our stock in the open market when our trading window is closed.

Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees and other corporate governance documents, are posted on the investors section of our website at https://investors.hyzonmotors.com/leadership/governance-documents/default.aspx under the heading “Governance Documents.” In addition, stockholders may obtain a printed copy of these documents by writing to Secretary, Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472.

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Environmental, Social, and Governance (ESG)

Hyzon’s singular goal is to accelerate the clean energy transition by providing zero-emission vehicles with no compromise on power or range, and access to an ecosystem of renewable, affordable hydrogen. The industry we serve — transportation — was responsible for approximately 26% of worldwide CO2 emissions in 2018. The mandate is clear: we must transition these vehicles to clean energy to protect the planet and future generations. But we are not stopping with our vehicles: on January 11, 2022, Hyzon joined the list of companies globally that have signed “The Climate Pledge” to make the necessary changes to our business and ESG factors to meet the Paris Agreement and become “net zero” by 2040 — which is 10 years earlier than provided for in the Paris Agreement.

We strive to be a leader in corporate responsibility and demonstrate our values through responsible business practices. Our corporate governance is guided by a Business Code of Conduct and Ethics and supplemented by an Ethics and Whistleblower hotline available to all stakeholders to report concerns. We are committed to transparency and our strategy will include improved disclosure of our programs and performance through our website, annual filings and reports, as well as key ESG ratings agencies.

Director Compensation

To establish a Non-Employee Director Compensation Program (the “Director Program”), the Compensation Committee engaged Pearl Meyer. The Company felt using Pearl Meyer would ensure that the Director Program would align the directors’ interests with the long-term interests of stockholders and that the structure of the compensation is simple, transparent and easy for stockholders to understand. The Compensation Committee also considered whether the Director Program fairly compensates the Company’s directors in light of the size and scope of the Company. Employee directors do not receive additional compensation for their services as directors.

Pursuant to the Director Program, each non-employee director of Hyzon is eligible to receive:

•	An annual retainer of $60,000;

•	An annual retainer of $20,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $10,000 for the chair of the Nominating and Corporate Governance Committee;

•	An annual retainer of $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee and $5,000 for members of the Nominating and Corporate Governance Committee;

•	An initial equity retainer with a value of $225,000 (payable in the form of stock options and restricted stock units, granted in connection with initial election to the Board);

•

An annual equity retainer with a value of $165,000 in connection with the annual stockholders meeting, split equally between non-qualified stock options and restricted stock units, that vests on the one-year anniversary of the grant; and

•	An additional annual cash retainer of $30,000 for serving as Lead Director.

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Director Compensation Table

The following table shows the compensation received or earned by each of our non-employee directors in fiscal year 2021:

2021	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Total ($)
Erik Anderson	37,500	—	—	37,500
Ivy Brown	40,000	—	—	40,000
Dennis Edwards	35,000	—	—	35,000
Viktor Meng	35,000	—	—	35,000
KD Park	35,000	—	—	35,000
Elaine Wong	70,000	—	—	70,000

(1)	Amounts reflected a pro-rated annual cash retainer of $30,000 in 2021 for all directors. Fees for service as a committee member and committee chair in 2021 were also prorated.

(2)	No stock or option awards were granted in 2021.

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Executive Compensation

Executive Compensation

This section provides an overview of Hyzon’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Hyzon’s board of directors, with input from its Executive Chairman, determines the compensation for Hyzon’s named executive officers. For the year ended December 31, 2021, Hyzon’s named executive officers were:

•	George Gu, Executive Chairman;

•	Craig Knight, Chief Executive Officer;

•	Parker Meeks, Chief Strategy Officer; and

•	Gary Robb, Former Chief Technology Officer

Hyzon has designed, and intends to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward qualified executives who share its philosophy and desire to work towards achieving Hyzon’s goals. Hyzon believes its compensation program should promote the success of the company and align executive incentives with the long-term interests of its stockholders. As Hyzon’s needs evolve, Hyzon intends to continue to evaluate its philosophy and compensation programs as circumstances require.

2021 Summary Compensation Table

For 2021, the compensation program for Hyzon’s named executive officers consisted of base salary, incentive compensation delivered in the form of restricted stock units and certain other compensation. The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2021.

Name and Position	Year	Salary ($) (A)	Bonus ($)	Option Awards ($) (B)	Stock Awards ($) (C)	All Other Compensation ($) (D)	Total ($)
George Gu	2021	410,577	—	—	—	18,942	429,519
Executive Chairman	2020	211,591	—	6,140,625	—	5,493	6,357,709
Craig Knight	2021	378,658	—	—	—	35,757	414,415
Chief Executive Officer	2020	148,090	—	4,492,188	—	—	4,640,278
Parker Meeks	2021	250,961	—	—	2,603,997	11,133	2,866,091
Chief Strategy Officer(1)
Gary Robb	2021	151,038	—	—	2,535,000	111,530	2,797,568
Former Chief Technology Officer	2020	120,000	7,500	1,378,000	—	6,494	1,511,994

(1)	Parker Meeks became a Named Executive Officer of Hyzon for the first time in 2021.

(A) Base Salary

$124,992 of Mr. Knight’s 2021 annual salary was paid by Horizon and was reimbursed by Hyzon. Mr. Knight’s 2020 full annual salary was paid by Horizon and was reimbursed by Hyzon for that amount. $101,722 of Mr. Gu’s 2020 annual salary was paid by Horizon and reimbursed by Hyzon for that amount.

(B) Option Awards

Amounts in this column represent the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718. See Note 15, Stock-based Compensation Plans to our consolidated financial statements in our Annual Report on Form 10-K for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards.

(C) Stock Awards

Amounts in this column represent the aggregate grant date fair value of restricted stock unit awards computed in accordance with ASC 718. See Note 15, Stock-based Compensation Plans to our consolidated financial statements in our Annual Report on Form 10-K for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards. The RSU awards reported for Gary Robb in 2021 were granted as part of his retirement agreement in September 2021.

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(D) All Other Compensation

Hyzon provides benefits to its named executive officers on the same basis as provided to all of its employees, including with respect to health, dental and vision insurance; life insurance; and access to a tax-qualified Section 401(k) plan. Hyzon does not maintain any executive-specific benefit or perquisite programs. For Mr. Gu, amount for 2021 includes Hyzon 401(k) contribution of $18,942. For Mr. Knight, amount for 2021 includes Hyzon 401(k) contribution of $10,757 and relocation benefits of $25,000. For Mr. Meeks, amount for 2021 includes Hyzon 401(k) contribution of $11,133. For Mr. Robb, amount for 2021 includes Hyzon 401(k) contribution of $8,694, consultant arrangement-related fees of $80,000 and reimbursement of unused vacation of $22,836.

Additional Narrative Disclosure

Agreements with Hyzon’s Named Executive Officers

Hyzon has entered into employment agreements with Messrs. Gu, Knight and Meeks with respect to their respective roles with the Company. The employment agreements are summarized below.

Employment Agreement with Mr. Knight

On July 9, 2021, Hyzon entered into an employment agreement with Mr. Knight with respect to Mr. Knight’s service as Chief Executive Officer of Hyzon. The employment agreement provides Mr. Knight with an annual base salary of $450,000. Mr. Knight is eligible to receive an annual cash bonus with an annual target of up to 70% of his base salary. Pursuant to his employment agreement, Mr. Knight is also eligible to receive one grant under the Hyzon’s 2021 Equity Incentive Plan (the “2021 Plan”) in an amount equal to 3% of the fully diluted outstanding shares of Class A Common Stock following the consummation of the Business Combination; the grant is expected to be in the form of options and RSUs, with certain awards subject to performance-based vesting conditions. Mr. Knight is also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Mr. Knight’s employment agreement provides for “at-will” employment and, at any time, either Mr. Knight or Hyzon may terminate the employment agreement, generally upon 60 days’ notice. Upon a termination for any reason, Mr. Knight is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination by Hyzon without cause or by Mr. Knight for good reason (as such terms are defined in the employment agreement), Mr. Knight will also receive: (i) a lump sum payment equal to 24 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 24 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or accelerated vesting of outstanding equity awards under the 2021 Plan that would have vested during the 12 month period following termination had Mr. Knight remained continuously employed by Hyzon (if there is not a qualifying change in control termination).

Mr. Knight’s employment agreement also contains certain restrictions, including not to disclose confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Knight is bound during his employment and for one year thereafter.

Employment Agreement with Mr. Gu

On July 9, 2021, Hyzon entered into an employment agreement with Mr. Gu with respect to Mr. Gu’s service as Executive Chairman of Hyzon. The employment agreement provides Mr. Gu with an annual base salary of $475,000. Mr. Gu is eligible to receive an annual cash bonus with an annual target of up to 70% of his base salary. Mr. Gu is also eligible to receive one grant under the 2021 Plan in an amount equal to 3% of the fully diluted outstanding shares of Class A Common Stock following the consummation of the Business Combination; the grant is expected to be in the form of options and RSUs, with certain awards subject to performance-based vesting conditions. Mr. Gu is also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Mr. Gu’s employment agreement provides for “at-will” employment and, at any time, either Mr. Gu or Hyzon may terminate the employment agreement, generally upon 60 days’ notice. Upon a termination for any reason, Mr. Gu is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a

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termination by Hyzon without cause or by Mr. Gu for good reason (as such terms are defined in the employment agreement), Mr. Gu will also receive: (i) a lump sum payment equal to 24 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 24 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or 12 months’ accelerated vesting of outstanding equity awards under the 2021 Plan (if there is not a qualifying change in control termination).

Mr. Gu’s employment agreement also contains certain restrictions, including not to disclose confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Gu is bound during his employment and for one year thereafter.

Employment Agreement with Mr. Meeks

On June 7, 2021, Hyzon entered into an employment agreement with Mr. Meeks with respect to Mr. Meeks’ service as Chief Strategy Officer of Hyzon. The employment agreement provides Mr. Meeks with an annual base salary of $450,000. Mr. Meeks is eligible to receive an annual cash bonus with an annual target of up to 70% of his base salary. Mr. Meeks also received one grant under the 2021 Plan in an amount equal to 496,160 restricted stock units, which vest in equal tranches over a four-year vesting schedule starting in 2021. Mr. Meeks is also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Mr. Meeks’ employment agreement provides for “at-will” employment and, at any time, either Mr. Meeks or Hyzon may terminate the employment agreement, generally upon 60 days’ notice. Upon a termination for any reason, Mr. Meeks is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination by Hyzon without cause or by Mr. Meeks for good reason (as such terms are defined in the employment agreement), Mr. Meeks will also receive: (i) a lump sum payment equal to 18 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or accelerated vesting of outstanding equity awards under the 2021 Plan that would have vested during the 12 month period following termination had Mr. Meeks remained continuously employed by Hyzon (if there is not a qualifying change in control termination).

Mr. Meeks’ employment agreement also contains certain restrictions, including not to disclose confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Meeks is bound during his employment and for one year thereafter.

Employment Agreement with Mr. Robb

On January 20, 2020, Hymas entered into an employment agreement with Mr. Robb with respect to Mr. Robb’s service as Chief Engineer and Vice President of Fuel Cell Powertrain of Hyzon. Following the closing of the Preferred A round fundraising, Hyzon became the employing entity under the employment agreement. The employment agreement provided Mr. Robb with an annual base salary of $200,000, which increased 5% each year. Mr. Robb was eligible to receive (i) an annual performance bonus based on meeting documented objectives equal to 0-20% of base salary and (ii) a profit-sharing bonus based on the economic performance of the Company equal to 0-20% of base salary. Mr. Robb also received 1,772,000 stock options in connection with his employment, which vest in six equal tranches over five years beginning on the grant date.

The employment agreement also contained certain restrictions, including a covenant not to be engaged or interested in any trade, business or occupation other than the business of Hyzon and its affiliates, except for personal financial investments in publicly traded companies or mutual funds, or entirely unrelated private companies, during the period in which the consulting agreement is in effect. As a condition to employment, Mr. Robb was required to sign a standard confidentiality agreement, which will remain in effect for two years after the termination of the employment agreement.

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Retirement Agreement with Mr. Robb

On August 27, 2021, Hyzon entered into a retirement agreement with Mr. Robb. Mr. Robb’s last day with the Company was September 17, 2021. Pursuant to the retirement agreement, Mr. Robb will serve as a consultant to Hyzon in exchange for consulting pay of $20,000 per month for 24 months, beginning September 2021. Mr. Robb also received a grant of 250,000 restricted stock units, of which 125,000 RSUs vested on September 17, 2021, and the remaining 125,000 RSUs will vest on September 17, 2022. Mr. Robb’s previously awarded 1,772,000 stock options will continue to vest pursuant to the original vesting schedule (in equal tranches over 6 years from the date of grant) even if Mr. Robb stops providing services to the Company. Pursuant to the retirement agreement, during the 24-month consulting period, Mr. Robb will not (i) provide services in the areas of PEM fuel cell system development or PEM stack development and materials to international or domestic companies or (ii) solicit any Hyzon employees or customers to leave Hyzon.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table presents information regarding outstanding equity awards held by Hyzon’s named executive officers as of December 31, 2021.

			Option Awards				Stock Awards
Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Craig Knight(1)	Options	11/12/2020	5,537,500	—	1.13	1/4/2036	—	—
George Gu(2)	Options	11/12/2020	5,537,500	5,537,500	1.41	1/3/2036	—	—
Parker Meeks(3)	RSUs	6/9/2021	—	—	—	—	372,120	2,415,059
Gary Robb(4)	Options	11/12/2020	590,666	1,181,334	1.13	11/11/2030	—	—
	RSUs	—	—	—	—	—	125,000	811,250

(1)	The option awards reported in these columns granted to Mr. Knight were fully vested on the grant date.

(2)

The option awards reported in this column granted to Mr. Gu vest as follows: 50% on the grant date and 50% on the occurrence of a Qualified HFCT Exit Event (as defined therein and described below under “Additional Narrative Disclosure—Potential Payments Upon a Termination or Change in Control”).

(3)	The RSUs granted to Mr. Meeks vest in four equal annual installments commencing upon the grant date, subject to continued employment.

(4)

The option awards granted to Mr. Robb on November 20, 2020 will vest in six equal tranches over first years beginning on the grant date such that two tranches are currently vested and exercisable. The 125,000 RSUs reported for Mr. Robb will vest on September 17, 2022.

(5)	Market value is calculated by multiplying the closing market price of $6.49 for Hyzon common stock, as reported by NASDAQ, by the number of shares or units of stock.

Additional Narrative Disclosure

Retirement Benefits

Hyzon provides a tax-qualified Section 401(k) plan for all employees, including the named executive officers. Hyzon does not provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Potential Payments Upon Termination or Change in Control

Pursuant to the employment agreements of Messrs. Gu, Knight, and Meeks with Hyzon, upon a termination by Hyzon without cause or by the executive for good reason, the executive will also receive: (i) a lump sum payment equal to 24 months’ (18 months’ in the case of Mr. Meeks) base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 24 months (up to 18 months in the case of Mr. Meeks) in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or 12 months’ accelerated vesting of outstanding equity awards under the 2021 Plan (if there is not a qualifying change in control termination).

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The award agreement evidencing Mr. Gu’s option grant provides that 50% of the option vests in the event of a Qualified HFCT Exit Event (as defined below). The award agreement also provides that if Mr. Gu experiences a termination of employment for any reason prior to the occurrence of a Qualified HFCT Exit Event, then the portion of the option related to the Qualified HFCT Exit Event immediately terminates. Because a Qualified HFCT Exit Event had not occurred as of December 31, 2020, if Mr. Gu experienced a termination of employment on that date, he would have forfeited all 5,537,500 of the unvested option shares.

For purposes of Mr. Gu’s option grant, “Qualified HFCT Exit Event” means the occurrence of (x) a bona fide and enforceable obligation or obligations, by one or more related buyers pursuant to a single agreement or multiple related agreements, to purchase all of the issued and outstanding shares of Horizon Fuel Cell Technology that are outstanding on the date of grant of the option; provided that such obligation(s) and agreement(s) shall not be subject to any conditions to closing other than those that are usual and customary for transactions under similar circumstances (including legally required regulatory approvals), but for the avoidance of doubt excluding discretionary termination rights such as satisfactory completion of due diligence; or (y) an initial public offering of the equity securities of Horizon Fuel Cell Technology, in either case, subject to the achievement of certain performance metrics related to the valuation of Horizon Fuel Cell Technology.

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information known to the Company regarding the beneficial ownership of Class A Common Stock as of March 11, 2022 by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Class A Common Stock;

•	each of the Company’s named executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Class A Common Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Class A Common Stock is based on 247,856,052 shares of Class A Common Stock issued and outstanding as of March 11, 2022. Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Class A Common Stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares of Class A Common Stock Beneficially Owned	% of Outstanding Class A Common Stock
Five Percent Holders(1)	155,639,006	62.8%
Horizon Fuel Cell Technologies Pte. Ltd.(2)
Directors and Executive Officers
Erik Anderson(3)	630,947	*
Ivy Brown	—	*
Dennis Edwards	177,200	*
Viktor Meng(4)	44,300	*
Ki Deok (KD) Park	—	*
Elaine Wong	781,386	*
Mark Gordon(8)	2,735,984	1.1%
George Gu(5)	5,759,000	2.3%
Craig Knight(6)	5,880,700	2.3%
Parker Meeks	89,404	*
Gary Robb(7)	1,010,999	*
All Directors and Executive Officers as a group (15 persons, including the foregoing)(9)	17,146,661	6.6%

*	Less than one percent.

(1)

The Company is permitted to rely on the information reported by each beneficial owner in filings with the SEC and has no reason to believe that the information is incomplete or inaccurate or that the beneficial owner should have filed an amended report and did not.

(2)

Hymas is the record holder of the shares. Hymas is 79.62% owned indirectly by Horizon, through its subsidiaries, including JS Horizon and Horizon Fuel Cell Technology (Hong Kong) Ltd. (“HFCT HK”). Horizon, by reason of its ownership of the voting securities of JS Horizon, JS Horizon’s ownership of the voting securities of HFCT HK, and HFCT HK’s ownership of the voting securities of Hymas, ultimately has the right to elect or appoint the members of the governing body of Hymas and, therefore, to direct the management and policies of Hymas. As a result, Horizon has voting and investment power over the shares of Class A Common Stock held of record by Hymas. Mr. Gu beneficially owns 17.6% of Horizon, consisting of 119,892 Ordinary Shares of Horizon, which is approximately 46.9% of the outstanding Ordinary Shares of Horizon, and 1 D-1 Preferred Share of Horizon, which is approximately

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0.0% of the outstanding D-1 Preferred Shares of Horizon. Mr. Knight beneficially 2.4% of Horizon, consisting of 1,205 Ordinary Shares of Horizon, which is approximately 0.5% of the outstanding Ordinary Shares of Horizon, and 15,257 shares of A Preferred Shares of Horizon, which is approximately 19.9% of the outstanding A Preferred Shares of Horizon. Mr. Gu and Mr. Knight disclaim any beneficial ownership of Class A Common Stock by reason of their beneficial ownership of shares of Horizon. The address for Horizon and Hymas is Enterprise Hub, 48 Toh Guan Road East, Postal 608586, #05-124, Singapore. The address for JS Horizon is 302-309BOT Building A, New Environmental Materials Industrial Park, Huada Road, Jingang Town, Zhangjiagang City, Jiangsu, China. The address for HFCT HK is 11/F., Capital Centre, 151 Gloucester Road, Wanchai, Hong Kong.

(3)

WRG DCRB Investors, LLC is the record holder of the shares reported herein. WestRiver Management, LLC is the managing member of WRG DCRB Investors, LLC. Erik Anderson is the sole member of WestRiver Management, LLC and has voting and investment discretion with respect to the common stock held of record by WRG DCRB Investors, LLC. As such, each of WestRiver Management, LLC and Erik Anderson may be deemed to have or share beneficial ownership of the Class A Common Stock held directly by WRG. Each such entity or person disclaims any such beneficial ownership. The business address of each of these entities and Erik Anderson is 920 5th Ave, Ste 3450, Seattle, WA 98104.

(4)	Consists of 26,580 shares of Class A Common Stock, and 17,720 shares of Class A Common Stock issuable upon the exercise of options within 60 days.

(5)	Consists of 221,500 shares of Class A Common Stock, and 5,537,500 shares of Class A Common Stock issuable upon the exercise of options within 60 days.

(6)	Consists of 343,200 shares of Class A Common Stock, and 5,537,500 shares of Class A Common Stock issuable upon the exercise of options within 60 days.

(7)	Consists of 125,000 shares of Class A Common Stock, and 885,999 shares of Class A Common Stock issuable upon the exercise of options or restricted stock units within 60 days.

(8)	Mr. Gordon served as Hyzon’s Chief Financial Officer until Mr. Chong’s appointment on April 12, 2022. Mr. Gordon is also not standing for re-election as Director at the 2022 Annual Meeting.

(9)	Consists of 5,167,942 shares of Class A Common Stock and 11,978,719 shares of Class A Common Stock issuable upon the exercise of options or restricted stock units within 60 days.

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Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the board of directors. A link to the Audit Committee charter is available on our website at www.hyzonmotors.com. All members of the Audit Committee meet the independence standards established by NASDAQ.

The Audit Committee serves in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, that, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the Audit Committee to plan or conduct audits, determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or assess or determine the effectiveness of the Company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2021. The Audit Committee has also discussed with the independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP independence.

Based upon these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Audit Committee

Ivy Brown, Chair

Elaine Wong

Ki Deok (KD) Park

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Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has been engaged by us since November 2020, and has audited our financial statements for the year ended December 31, 2021. The Audit Committee believes that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interests of the Company and our stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders. If our stockholders do not ratify the appointment, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of KPMG LLP are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

Our Audit Committee established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table sets forth the fees billed by KPMG LLP for audit and other services rendered:

	2020	2021
Audit Fees(1)	$1,022,048	$1,441,326
Audit-Related Fees(2)	$137,952	$73,465
Tax(3)	—	93,000
All Other Fees(4)	—	—
Total	$1,160,000	$1,607,791

(1)

Audit Fees. Audit fees consist of fees for the audit of our annual financial statements and the reviews of our interim financial statements. Audit fees for each period also include related services that are normally provided in connection with registration statements and other SEC filings, including the fees associated with our Business Combination transaction which closed on July 16, 2021.

(2)

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)	Tax Fees. Tax fees consist of fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning.

(4)	All Other Fees. All other fees consist of the cost of our subscription to an accounting research tool provided by KPMG.

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Vote Required

The affirmative vote of the holders of a majority of the votes cast either virtually during the annual meeting or represented by proxy at the annual meeting will be required to ratify the selection of KPMG LLC for our fiscal year ending December 31, 2022. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

✓	The Board Recommends a Vote “FOR” the Ratification of KPMG LLP as our Independent Registered Public Accounting Firm

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. A Form 4 was not timely filed with the SEC reporting the vesting of restricted stock units on November 23, 2021 for Mr. Griffin; however, a Form 5 reporting such transaction was subsequently filed with the SEC on February 14, 2022.

To our knowledge, based solely on a review of copies of such reports furnished to us by our officers and directors, we believe that, during the fiscal year ended December 31, 2021, there were no other failures to timely file reports by persons required to file reports under Section 16(a) of the Exchange Act.

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Stockholder Proposals for the 2023 Annual Meeting

To be considered for inclusion in the Company’s proxy statement for the 2023 annual meeting of stockholders, stockholder proposals must be received by our Secretary no later than March 7, 2023. Proposals should be sent to our Secretary at Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail — Return Receipt Requested. If we change the date of our 2023 Annual Meeting by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.

Our Bylaws also establish advance notice procedures for stockholders who wish to nominate an individual for election as a director or to present a proposal at the 2023 annual meeting but do not intend for the nomination or the proposal to be included in our proxy statement. A director nomination or stockholder proposal not included in the proxy statement for the 2023 annual meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the nomination or proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2023 annual meeting of stockholders, notice must be received between February 5, 2023 and March 7, 2023. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

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Other Matters

As of the time this proxy statement was mailed, your Board does not know of any proposals or business items that will be presented for consideration at the Annual Meeting, other than those set forth herein. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you plan to attend the Annual Meeting, we urge you to vote by Internet or telephone.

By order of the Board of Directors

/s/ John Zavoli
John Zavoli
Chief Legal Officer, General Counsel and Secretary

Honeoye Falls, NY

April 27, 2022

Stockholders may make a request for our Annual Report on Form 10-K for the year ended December 31, 2021, by writing to our Secretary, Hyzon Motors Inc., 475 Quaker meeting House Road, Honeoye Falls, NY 14472. We will also provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. The request must include a representation by the stockholder that, as of April 11, 2022 the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and related exhibits are also available at www.hyzonmotors.com.

Hyzon Motors 2022 Proxy Statement    |    37

Note Regarding Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this proxy statement contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: our business plans and our mission; our efforts to seek diversity on our board of directors; expectations regarding our new officers and directors; objectives of our compensation program and related expectations; and expectations regarding our ESG program.

These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to execute our business model, including market acceptance of our planned products and services; changes in applicable laws or regulations; risks associated with the outcome of any legal, regulatory or judicial proceedings; the effect of the COVID-19 pandemic on our business; our ability to raise capital; our ability to compete; the success of our business collaborations; regulatory developments in the United States and foreign countries; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; our history of operating losses; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. We disclaim any intent or obligation to update these forward-looking statements

38    |    Hyzon Motors 2022 Proxy Statement

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Hyzon Motors Inc Annual Meeting of Stockholders For Stockholders of record as of April 11, 2022 TIME: Monday, June 6, 2022 9:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/HYZN for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Hyzon Motors Inc which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/HYZN • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-706-1194 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided “ALEXA, VOTE MY PROXY” • Open Alexa app and browse skills • Search “Vote my Proxy” • Enable skill You must register to attend the meeting online and/or participate at www.proxydocs.com/HYZN

Hyzon Motors Inc Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. The election of two directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified. FOR WITHHOLD 1.01 Elaine Wong #P2# #P2# FOR 1.02 Dennis Edwards #P3# #P3# FOR FOR AGAINST ABSTAIN 2 The ratification of the appointment KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022. #P4# #P4# #P4# FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/HYZN Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date Please make your marks like this: X